UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2008

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by Lexicon Pharmaceuticals, Inc. with the Securities and Exchange Commission on April 29, 2008.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    (b)     On April 29, 2008, the employment of Julia P. Gregory, our executive vice president and chief financial officer, was terminated without cause.  In such capacity, Ms. Gregory had performed the functions of our principal financial officer and principal accounting officer.

(c) On April 29, 2008, James F. Tessmer assumed the functions of our principal financial officer and principal accounting officer. Mr. Tessmer, 48, has been our vice president, finance and accounting since November 2007 and previously served as our senior director of finance from February 2004 to November 2007 and director of finance from April 2001 to February 2004. Mr. Tessmer is a certified public accountant and received his B.B.A. from the University of Wisconsin – Milwaukee and his M.B.A. from the University of Houston.

(e) On April 29, 2008, we entered into a consulting agreement with Ms. Gregory pursuant to which we agreed to pay Ms. Gregory $6,000 per month for up to two days of her consulting services per month. The payments under the consulting agreement are in addition to and separate from the severance payments to which Ms. Gregory is entitled under her employment agreement with us. The consulting agreement has a term of one year, subject to earlier termination in certain circumstances.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
10.1	—	Consulting Agreement with Julia P. Gregory dated April 29, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: April 30, 2008	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and
General Counsel

Index to Exhibits

Exhibit No.		Description
10.1	—	Consulting Agreement with Julia P. Gregory dated April 29, 2008